    As filed with the Securities and Exchange Commission on November 28, 1995

                                           Registration No. 33-______________

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                              --------------------

                                    FORM S-8

                          Registration Statement Under

                           The Securities Act of 1933

                              --------------------
                             HEALTHSOUTH Corporation

             (Exact Name of Registrant as Specified in its Charter)

                              --------------------
          Delaware                                    63-0860407
 (State or Other Jurisdiction           (I.R.S. Employer Identification Number)
of Incorporation or Organization)

               Two Perimeter Park South, Birmingham, Alabama 35243
            -------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

               SUTTER SURGERY CENTERS, INC. 1993 STOCK OPTION PLAN

          SUTTER SURGERY CENTERS, INC. NON-QUALIFIED STOCK OPTION PLAN
                             AND AGREEMENT (SAIBENI)

          SUTTER SURGERY CENTERS, INC. NON-QUALIFIED STOCK OPTION PLAN
                              AND AGREEMENT (SHAH)

          SUTTER SURGERY CENTERS, INC. NON-QUALIFIED STOCK OPTION PLAN
                             AND AGREEMENT (AKELLA)

          SUTTER SURGERY CENTERS, INC. NON-QUALIFIED STOCK OPTION PLAN
                              AND AGREEMENT (KELLY)

          SUTTER SURGERY CENTERS, INC. NON-QUALIFIED STOCK OPTION PLAN
                               AND AGREEMENT (MAY)

                            (Full Title of the Plan)
                                                         Copy to:

         RICHARD M. SCRUSHY
        Chairman of the Board                         WILLIAM W. HORTON
    and Chief Executive Officer           Group Vice President--Legal Services
      HEALTHSOUTH Corporation                   HEALTHSOUTH Corporation
Two Perimeter Park South, Suite 224W       Two Perimeter Park South, Suite 224W
    Birmingham, Alabama 35243                    Birmingham, Alabama  35243
         (205) 967-7116                               (205) 967-7116

                    (Name and address of agent for service)
         (Telephone number, including area code, of agent for service)

                              --------------------

     Approximate date of commencement of proposed sale to the public: As soon as practicable after effective date of this Registration Statement.

                         CALCULATION OF REGISTRATION FEE
==================================================================================================================
       Title of                                    Proposed Maximum         Proposed Maximum           Amount of
      Securities             Amount to be           Offering Price         Aggregate Offering        Registration
   to be Registered         Registered (1)           per Share (2)              Price (2)               Fee (2)
------------------------------------------------------------------------------------------------------------------
   Common Stock, Par        175,449 shares         $26.25                 $4,605,536.25            $1,588.12
 Value $.01 Per Share
==================================================================================================================

(1) The amount being registered represents 175,449 authorized and unissued shares reserved for issuance under the Plans.

(2) In accordance with Rule 457(h) promulgated under the Securities Act of 1933, these calculations are based upon a price of $26.25 per share, which represents the average of the high and low prices for the shares as reported on the New York Stock Exchange on November 21, 1995.

                                     PART II
                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.

         There are hereby incorporated by reference in this Registration Statement, and specifically made a part hereof, the following documents heretofore filed by HEALTHSOUTH Corporation (the "Company") with the Securities and Exchange Commission (the "Commission"), pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"):

                  1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, as amended.

                  2. The Company's Proxy Statement used in connection with the solicitation of proxies for the 1995 Annual Meeting of Stockholders, held June 6, 1995.

                  3. HEALTHSOUTH's Quarterly Reports on Form 10-Q, as amended, for the quarters ended March 31, June 30 and September 30, 1995.

                  4. HEALTHSOUTH's Current Report on Form 8-K, as amended, filed January 13, 1995 (relating to the acquisition of ReLife, Inc.).

                  5. HEALTHSOUTH's Current Report on Form 8-K, as amended, filed February 1, 1995 (relating to the acquisition of Surgical Health Corporation).

                  6. HEALTHSOUTH's Current Report on Form 8-K, as amended, filed February 21, 1995 (relating to the NovaCare Rehabilitation Hospitals acquisition).

                  7. HEALTHSOUTH's Current Report on Form 8-K filed August 15, 1995 (relating to the acquisition of Surgical Health Corporation).

                  8. HEALTHSOUTH's Current Report on Form 8-K filed September 7, 1995 (relating to the acquisition of Sutter Surgery Centers, Inc.).

                  9. HEALTHSOUTH's Current Report on Form 8-K, as amended, filed October 20, 1995 (relating to the acquisition of Surgical Care Affiliates, Inc.).

                  10. HEALTHSOUTH's Current Report on Form 8-K filed October 30, 1995 (relating to the acquisition of Caremark Orthopedic Services Inc.).

                  11. HEALTHSOUTH's Current Report on Form 8-K filed November 13, 1995 (relating to the consummation of the acquisition of Sutter Surgery Centers, Inc.).

                  12. The description of HEALTHSOUTH's capital stock contained in HEALTHSOUTH's Registration Statement on Form 8-A filed August 26, 1989.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the effective date of this Registration Statement and prior to the filing of a post-effective amendment indicating that all the securities offered hereby have been sold, or deregistering all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         The legality of the issuance of the Common Stock offered pursuant to this Registration Statement will be passed upon for the Company by Haskell
Slaughter Young & Johnston, Professional Association, 1200 AmSouth/Harbert Plaza, 1901 Sixth Avenue North, Birmingham, Alabama 35203. At November 1, 1995, attorneys with the firm of Haskell Slaughter Young & Johnston, Professional Association, owned beneficially an aggregate of 9,930 shares and held currently-exercisable options to acquire an additional 15,000 shares of the Company's Common Stock.

Item 6.  Indemnification of Directors and Officers.

         In June 1986, Delaware enacted legislation which authorized corporations to eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach or alleged breach of directors' fiduciary "duty of care". Under prior Delaware law, directors were accountable to corporations and their stockholders for monetary damages for conduct constituting gross negligence in the exercise of their duty of care. Although the 1986 statute does not change directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. Numerous complaints, not involving the Company, alleging breach of directors' duty of care have been filed in connection with corporate mergers and acquisitions, and the 1986 statute limits available remedies of stockholders in connection with these transactions as well as in other circumstances. The 1986 statute has no effect on a director's liability for: (a) breach of the director's duty of loyalty; (b) acts or omissions not in good faith or involving intentional misconduct or knowing violations of law; (c) a corporation's illegal payment of dividends; and (d) approval of any transaction from which the director derives an improper personal benefit.

         Pursuant to this Delaware statute, the Company has included in its Restated Certificate of Incorporation, which became effective on October 1, 1986, a provision to eliminate the personal liability of its Directors for monetary damages for breach or alleged breach of their duty of care. In addition, the Company's Bylaws provide that the Company shall indemnify its Directors and officers to the full extent permitted by Delaware law, including in circumstances in which indemnification is otherwise discretionary under Delaware law. The Company believes that these provisions are necessary to attract and retain qualified persons as Directors and officers.

          At present, there is no material pending litigation or proceeding involving a Director or officer of the Company where indemnification will be required or permitted. The Company is not aware of any material threatened litigation or proceeding which may result in a claim for indemnification by any Director or officer.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         Exhibits (numbered in accordance with Item 601 of Regulation S-K).

          Exhibit No.                     Exhibit
          ----------                      -------
             4(a)    Sutter Surgery Centers, Inc. 1993 Stock Option Plan

             4(b) Sutter Surgery Centers, Inc. Nonqualified Stock Option Plan and Agreement (Saibeni)

             4(c) Sutter Surgery Centers, Inc. Nonqualified Stock Option Plan and Agreement (Shah)

             4(d) Sutter Surgery Centers, Inc. Nonqualified Stock Option Plan and Agreement (Akella)

             4(e) Sutter Surgery Centers, Inc. Nonqualified Stock Option Plan and Agreement (Kelly)

             4(f) Sutter Surgery Centers, Inc. Nonqualified Stock Option Plan and Agreement (May)

                5 Opinion of Haskell Slaughter Young & Johnston, Professional Association.

             23(a)   Consent of Ernst & Young LLP.

             23(b)   Consent of Haskell Slaughter Young & Johnston, Professional
                     Association,   is  contained   within  Opinion   of Counsel
                     included as Exhibit 5.

               24    Powers of Attorney (See Signature Page).


Item 9.  Undertakings.

         The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on November 28, 1995.

                                              HEALTHSOUTH Corporation

                                              By /s/ RICHARD M. SCRUSHY
                                                -------------------------------
                                                     Richard M. Scrushy
                                                   Chairman of the Board
                                                 and Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose name appears below constitutes and appoints Richard M. Scrushy and Aaron Beam, Jr., and each of them, his attorney-in-fact, with power of substitution for him or her in any and all capacities, to sign any amendments, supplements or other instruments he or she deems necessary or appropriate, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

               Signature                                      Capacity                                Date
               ---------                                      --------                                ----

          RICHARD M. SCRUSHY
--------------------------------------                  Chairman of the Board                   November 28, 1995
         (Richard M. Scrushy)                        and Chief Executive Officer
                                                              and Director

            AARON BEAM, JR.
--------------------------------------              Executive Vice President and                November 28, 1995
           (Aaron Beam, Jr.)                           Chief Financial Officer
                                                     (Principal Financial Officer)

           WILLIAM T. OWENS
--------------------------------------          Senior Vice President and Controller            November 28, 1995
          (William T. Owens)                       (Principal Accounting Officer)


          RICHARD F. CELESTE                                  Director                          November 28, 1995
--------------------------------------
         (Richard F. Celeste)


          JOHN S. CHAMBERLIN                                  Director                          November 28, 1995
--------------------------------------
         (John S. Chamberlin)


            C. SAGE GIVENS                                    Director                          November 28, 1995
--------------------------------------
           (C. Sage Givens)


        CHARLES W. NEWHALL III                                Director                          November 28, 1995
--------------------------------------
       (Charles W. Newhall III)


                                                           II-6



           GEORGE H. STRONG                                   Director                          November 28, 1995
--------------------------------------
          (George H. Strong)


          PHILLIP C. WATKINS                                  Director                          November 28, 1995
--------------------------------------
         (Phillip C. Watkins)



           JAMES P. BENNETT                                   Director                          November 28, 1995
--------------------------------------
          (James P. Bennett)


            LARRY R. HOUSE                                    Director                          November 28, 1995
--------------------------------------
           (Larry R. House)


           ANTHONY J. TANNER                                  Director                          November 28, 1995
--------------------------------------
          (Anthony J. Tanner)


            P. DARYL BROWN                                    Director                          November 28, 1995
--------------------------------------
           (P. Daryl Brown)


                                      II-7


